LYRIC ENERGY, INC.

              RESTATED CONVERTIBLE PROMISSORY NOTE



$100,000.00                             As of February 4, 1997
                                        Amarillo, Texas  79105


     FOR VALUE RECEIVED, Lyric Energy, Inc., a Colorado corporation (the "Payor"), having its executive office and principal place of business at 1013 West 8th Avenue, Amarillo, Texas 79105, hereby promises to pay to Natural Gas Technologies, Inc., a Texas corporation (the "Payee"), having an address at 231 Pine Street, Suite 106A, Abilene, Texas 79601 on December 31, 1997 (the "Maturity Date") (unless sooner converted as provided herein), at the Payee's address set forth above or at such other place as the Payee shall hereafter specify in writing, the principal sum of One Hundred Thousand Dollars ($100,000.00 U.S.).

     1. Conversion. Upon the latter to occur of (i) Lyric becoming current on its periodic reports required under the Securities Exchange Act of 1934, as amended (the "Act") and (ii) the waiver by Amarillo National Bank (the "Bank") in a form reasonably acceptable to NGT of the Bank's non-dilution rights contained in that certain Compromise and Settlement Agreement dated July 31, 1997 (the "Compromise and Settlement Agreement"), this Note shall be converted into 203,041,517 shares of the common stock, $.01 par value, of Payor ("Common Stock"). The number of shares of Common Stock issuable upon conversion of this Note may be adjusted in accordance with Section 8 hereof.

     2.   No Interest; No Prepayment.

          2.1. The unpaid principal amount hereof shall not bear interest.

          2.2. In the event of conversion of this Note as provided in Section 1, all principal otherwise due under this Note shall be forgiven and this Note shall be cancelled. All amounts deposited in escrow shall in such event be distributed in accordance with Section 4 hereof.

          2.3. This Note may not be prepaid in whole or in part prior to the Maturity Date.

     3.   Representations and Warranties of Payor.

          3.1 The Payor is a corporation duly organized and in good standing in the State of Colorado. The Payor has the corporate power and authority to enter into this Note and all related agreements. The Payor does not own an equity interest in any other companies and has no subsidiaries.

          3.2 The authorized capital stock of the Payor consists of 250,000,000 shares of Common Stock, of which 46,958,483 are issued and outstanding. The remaining 203,041,517 authorized shares are unissued as of the date of this Note. There are no restrictions or limitations on the ability of the Payor to issue such shares to the Payee upon conversion of this Note.

          3.3 The Payor is a reporting company under the Act but is delinquent in the filing of periodic reports required under such Act.

          3.4 G.E. Stahl is the sole director of the Payor. The officers of the Payor are G.E. Stahl, President and Chief
Executive Officer and Kathy Plautz, Secretary.

          3.5 There are no liabilities, either actual or contingent, and no actions or claims which have been asserted against the Payor or which the Payor reasonably believes may be asserted against the Payor which have not been previously disclosed to the Payee.

          3.6 The Payor has had no significant business activities other than the winding up of its affairs since it transferred all of its operational assets to the Bank pursuant to the Compromise and Settlement Agreement.

          3.7 The Payor does not have any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transaction described in this Note or contemplated with respect to the Share Exchange.

     4. Escrow Account. Pursuant to an Escrow Agreement of even date herewith, $100,000 is to be deposited by the Payee in an escrow account under the name of Ronald D. Nickum, Esq. Upon maturity of this Note or upon notice from the Payee of any default under this Note, such funds together with all interest earned upon such funds shall be paid to the Payee and the parties shall be relieved of further liability hereunder. Upon the satisfaction of the conditions for conversion set forth in
Section 1 hereof, the $100,000 held in escrow shall be paid to the Payor and all interest paid to the escrow account shall be paid to the Payee. The Escrow Agreement sets forth further provisions concerning the funds deposited in escrow.

     5. Events of Default. If any of the following conditions, events or acts shall occur, this Note shall become immediately due and payable:

          5.1. The dissolution of the Payor or any vote in favor thereof by the Board of Directors and stockholders of the Payor;
or

          5.2. The Payor's assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or the commencement against the Payor of any such proceeding or filing against the Payor of any such application or petition, which proceeding, application or petition is not dismissed or withdrawn within thirty days of commencement or filing as the case may be; or

          5.3. The failure by the Payor to make any payment of principal under this Note; or

          5.4. The merger or consolidation by the Payor with or into another corporation other than the Payee; or

          5.5. The commencement of a proceeding to foreclose the security interest or lien in any property or assets to satisfy the security interest or lien therein of any secured creditor of the Payor; or

          5.6. The entry of a final judgment for the payment of money in excess of $5,000 by a court of competent jurisdiction against the Payor, which judgment the Payor shall not discharge (or provide for such discharge) in accordance with its terms within thirty days of the date of entry thereof, or procure a stay of execution thereof within thirty days from the date of entry thereof and, within such thirty day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          5.7. Any attachment or levy, or the issuance of any note of eviction against the assets or properties of the Payor involving an amount in excess of $5,000, which attachment, levy or issuance is not dismissed, bonded or otherwise terminated within thirty days of the effectiveness of such attachment, levy or issuance; or

          5.8. The default in the due observance or performance of any material covenant, condition or agreement on the part of the Payor to be observed or performed pursuant to the terms of this Note, and the continuation of such default for thirty days after written notice thereof, specifying such default, shall have been given to the Payor by the holder of the Note; then, in any such event and at any time thereafter while such event is continuing, the Payee shall have the right to declare an event of default hereunder ("Event of Default"), provided that upon the occurrence of an event described in Subsections 5.1, 5.2 or 5.4, such event shall be deemed to be an Event of Default hereunder whether or not the Payee makes such a declaration (an "Automatic Default"), and the indebtedness evidenced by this Note shall immediately upon such declaration or Automatic Default become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary; or

          5.9. Any breach of the representations and warranties of the Payor set forth in this Note; or

          5.10.
     The failure of appointment and/or election of the two directors nominated by the Payee in accordance with Section 9.6 hereof.

     6.   Unconditional Obligation; Fees; Waivers; Other.

          6.1. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

          6.2. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

          6.3. This Note may not be modified except by a writing duly executed by the Payor and the Payee.

          6.4. The Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dis-

honor, protest, notice of protest, bringing of suit  and dili-

gence in taking any action to collect amounts called for here-

under, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.

     7. Restriction on Transfer. By its acceptance of this Note, the Payee acknowledges that this Note has not been registered under the securities laws of the United States of America or any state thereof and represents that (i) this Note has been acquired for investment, and (ii) no interest in this Note may be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel reasonably satisfactory to the Payor that such registration and qualification are not required.

     8. Standard Antidilution Provisions. If this Note is converted pursuant to Section 1 hereof, the number of shares of Common Stock to be received shall be subject to adjustment as follows:

          8.1. In the case the Payor shall at any time after the date of this Note (i) pay a dividend of its capital stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock, the number of shares issuable as a result of the Note conversion provisions in effect immediately prior to such date shall be multiplied by a fraction (the "Conversion Ratio"), the denominator of which shall be the number of shares of Common Stock outstanding on such date before giving effect to such stock dividend, subdivision or combination and the numerator of which shall be the number of shares of Common Stock outstanding after giving effect thereto.

          8.2. If the shares of Common Stock issuable upon conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 8.1 above) then, and after such event, this Note shall be convertible into the kind and amount, as reasonably determined by the Payor's Board of Directors, of shares of Common Stock and other securities and property receivable upon such reorganization, reclassification or other change in exchange for shares that would have been issued if the Notes had been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          8.3. The adjustments provided for in this Section 8 are cumulative and shall apply to successive divisions, subdivisions, combinations, reorganizations or other events contemplated herein resulting in any adjustment under the provisions of this Section.

          8.4. In the event of any question arising with respect to the adjustments provided for in this Section 8, such question shall be conclusively determined by an opinion of independent certified public accountants appointed by the Payor (who may be auditors of the Payor) and reasonably acceptable to the Payee. Such accountants shall have access to all necessary records of the Payor, and such determination shall be binding upon the Payor and the Payee.

     9.   Miscellaneous.

          9.1. The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

          9.2. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by Federal Express or other national overnight courier, or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

          9.3. This Note and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of Texas, including conflicts of laws, with respect to contracts made and to be fully performed therein.

          9.4. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the United States District Court for the District of Northern Texas, unless such court or a superior court rules that such court lacks jurisdiction over the dispute, in which case action shall thereafter be initiated in a District Court in Taylor County, Texas. The parties hereby waive any objection which they may have now or hereafter to the venue of any such suit, action or proceeding and irrevocably consent to the jurisdiction of the United States District Court for the Northern District of Texas and the District Court of Taylor County, Texas, in any such suit, action or proceeding.

          9.5. This Note shall bind the Payor and its successors and assigns.

          9.6. Upon conversion of this Note, G.E. Stahl shall, as sole director of the Payor, fill the vacancies created by the resignations of two directors in December 1996 with two nominees designated by the Payee. Unless otherwise notified by the Payee, these nominees shall be Brent Wagman and Warren Donohue.


                              LYRIC ENERGY, INC.

                              By:___________________________
                                   G.E. Stahl, President